SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934

                                 October 8, 1999
                                 ---------------
                                 Date of Report


                            RMED International, Inc.
                            ------------------------
             (Exact Name of Registrant as Specified in its Charter)

         Colorado                        0-14696                  84-0898302
         --------                        -------                  ----------
(State of Incorporation)       (Commission file Number)         (I.R.S. Employer
                                                                 Identification)

                              3925 N. Hastings Way
                              Eau Claire, WI 54703

                                 (715) 831-0280
                         (Registrant's Telephone Number)

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Item 5. Other Events.

      RMED International, Inc. merged with Jettar. Inc. ("Jettar") on November 21, 1998 in a transaction in which RMED exchanged 2,800,000 shares of RMED common stock for all of the stock of Jettar. As a result of post-merger adjustments to the purchase price, the former shareholders of Jettar returned 300,000 shares to RMED on September 22, 1999. These returned shares will be held as treasury shares. There are 8,895,958 shares of the Registrant stock outstanding as of October 8, 1999.


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

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            RMED International, Inc.

Date: October 8, 1999
                                            By: /s/ Brenda Schenk
                                                -------------------------------
                                                Brenda Schenk, President &
                                                Principal Financial Officer


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